EXHIBIT 4.2

STOCK SUBSCRIPTION AGREEMENT

The undersigned hereby offers to subscribe for the number of shares of Common Stock (the “Shares”) of REGENT’S SECRET, INC. (the “Company”), par value $0.001 per share, set forth on the signature page of this Subscription Agreement at a price of $0.12 per Share.

By execution of this Subscription Agreement, the undersigned hereby acknowledges that the undersigned understands that the Company is relying upon the accuracy and completeness hereof in complying with its obligations under applicable federal and state securities laws.

The undersigned agrees and represents as follows:

1.             Representations, Warranties and Agreements.

The undersigned hereby represents and warrants to, and agrees with, the Company, as follows:

(a)           That the undersigned is aware of the following:

(1)           The Shares are speculative investments which involve a substantial degree of risk of loss by the undersigned of the undersigned's entire investment in the Company and that the undersigned understands and takes full cognizance of the risk factors related to the purchase of the Shares;

(2)           The Company is newly formed and has not had any operating history and may operate at a loss and may do so for the foreseeable future;

(3)           There are significant restrictions on the transferability of the Shares; the Shares will not be, and the investors will have no rights to require that the Shares be registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws; there is no public market for the Shares and none is expected to develop; and, accordingly, it may not be possible for the undersigned to liquidate the undersigned's investment in the Company;

(4)           No federal or state agency has made any findings as to the fairness of the terms of the offering; and

(5)           Any projections or predictions that may have been made available to investors are based on estimates, assumptions and forecasts which may prove to be incorrect; and no assurance is given that actual results will correspond with the results contemplated by the various projections.

(6)           THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE ACT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.

(b)           That at no time has it been explicitly or implicitly represented, guaranteed or warranted to the undersigned by the Company or any of its agents or employees of the Company, or any other person: (1) that the undersigned will or will not have to remain as owner of the Shares an exact or approximate length of time; (2) that a percentage of profit and/or amount or type of consideration will be realized as a result of this investment; (3) that any cash dividends from Company operations or otherwise will be made to shareholders by any specific date or will be made at all; or (4) that any specific tax benefits will accrue as a result of an investment in the Company;

(c)           That the undersigned is financially responsible, able to meet all obligations hereunder, and acknowledges that this investment will be long-term and is by nature speculative;

(d)           That the undersigned has received and carefully read and is familiar with this Subscription Agreement and the undersigned confirms that all documents, records and books pertaining to the investment in the Company have been made available to the undersigned and/or to the undersigned's personal investment, tax and legal advisers, if such advisers were utilized by the undersigned;

(e)           That the undersigned has relied only on the information provided by the Company and that no written or oral representation or information has been made or furnished to the undersigned or to the undersigned's purchaser representative in connection with the offering of the Shares, and if so made, has not been relied upon;

(f)           That the undersigned is capable of bearing the high degree of economic risks and burdens of this venture including, but not limited to, the possibility of complete loss of investment and the lack of a public market which may make it impossible to readily liquidate the investment whenever desired;

(g)           That the undersigned is an “accredited investor” as that term is defined in Regulation D under the Act or is otherwise a sophisticated, knowledgeable investor (either alone or with the aid of a purchaser representative) with adequate net worth and income for this investment;

(h)           That the undersigned has knowledge and experience in financial and business matters (either alone or with the aid of a purchaser representative), is capable of evaluating the merits and risks of an investment in the Company and its proposed activities and has carefully considered the suitability of an investment in the Company for the undersigned's particular financial situation, and has determined that the Shares are a suitable investment;

(i)           That the offer to sell Shares was communicated to the undersigned by the Company in such a manner that the undersigned was able to ask questions of and receive answers from the Company concerning the terms and conditions of this transaction and that at no time was the undersigned presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of advertising or general solicitation;

(j)           That the Shares for which the undersigned hereby subscribes are being acquired solely for the undersigned's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the undersigned agrees that such Shares will not be sold without registration under the Act or an exemption therefrom.  In furtherance thereof, the undersigned will not sell, hypothecate or otherwise transfer the undersigned's Shares unless the Shares are registered under the Act and qualified under applicable state securities laws or unless, in the opinion of the Company, an exemption from the registration requirements of the Act and such laws is available;

(k)           That the undersigned has had prior personal or business relationships with the Company or its affiliates, or by reason of the undersigned's business or financial experience (either alone or with the aid of a purchaser representative), the undersigned has the capacity to protect the undersigned's own interest in connection with this transaction;

(l)           That the undersigned has been advised to consult with the undersigned's own attorney regarding legal matters concerning an investment in the Company and has done so to the extent the undersigned considers necessary;

(m)         That the undersigned certifies, under penalty of perjury, (i) that the social security or Tax Identification Number set forth herein is time, correct and complete, and (ii) that the undersigned is not subject to backup withholding either because the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding; and

(n)          That the undersigned acknowledges that the information received related to the Company reflects the Company's current intentions and estimates at the current time, and as with any developing company, the precise elements of the Company's plans can be expected to change from time to time.

2.           Indemnification.  The undersigned shall indemnify, defend and hold harmless the Company, and any officers, employees, shareholders, partners, agents, directors or controlling persons of the Company (collectively the “Indemnified Parties” and individually an “Indemnified Party”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses of each Indemnified Party (including attorneys' fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person or entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from (i) any misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned, including, without limitation, the information in this Subscription Agreement; or (ii) litigation or other proceeding brought by the undersigned against one or more Indemnified Party wherein the Indemnified Party is the prevailing party.

3.           Entity Investors.  If the undersigned is an entity, trust, pension fund or IRA account (an “Entity”), the Entity and the person signing on its behalf represent and warrant that:  (i) such Entity is an existing entity, and has not been organized or reorganized for the purpose of making this investment (or if not true, such fact shall be disclosed to the Company in writing along with information concerning the beneficial owners of the Entity); (ii) the undersigned has the authority to execute this Subscription Agreement, and any other documents in connection with an investment in the Shares, on the Entity's behalf; (iii) the Entity has the power, right and authority to invest in the Shares and enter into the transactions contemplated thereby, and that the investment is suitable and appropriate for the Entity and its beneficiaries (given the risks and illiquid nature of the investment); and (iv) all documents executed by the entity in connection with the Company are valid and binding documents or agreements of the Entity enforceable in accordance with their terms.

4.           Revocation.  The undersigned agrees that the undersigned may not cancel, terminate or revoke the offer to subscribe for shares or any agreement hereunder at any time and that this Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, beneficiaries, successors and assigns.

5.           Certain Securities Law Matters.

(a)           The Shares shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 5, which conditions are intended to ensure compliance with the provisions of the Act.  The undersigned will cause any proposed purchaser, assignee, transferee or pledgee of the Shares held by the undersigned to agree to take and hold such securities subject to the provisions and conditions of this Section 5.

(b)           Each certificate representing (i) the Shares; and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 5(c) below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

The undersigned consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section 5.

(c)           The undersigned agrees to comply in all respects with the provisions of this Section 5.  Prior to any proposed sale, assignment, transfer or pledge of any Shares, unless there is in effect a registration statement under the Act covering the proposed transfer, the undersigned thereof shall give written notice to the Company of the undersigned's intention to effect such transfer, sale, assignment or pledge.  Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at the undersigned's expense evidence satisfactory to the Company the effect that the proposed transfer of the Shares may be effected without registration under the Act or applicable state securities law.

6.           Investor Information

  The Company may only accept subscriptions from persons who meet certain suitability standards.  Therefore, certain information is requested, as follows:

(a)           Name:

Age:

Social Security Number/Tax ID Number:

(b)           Home Address:

Home Telephone Number:

(c)           Firm Name:

Nature of Business:

Position/Title:

Business Address:

    Zip Code:

Business Telephone Number:

(d)           Send Correspondence to:  Home                    Business

(e)           State or jurisdiction of residence:

(f)           With respect for a potential investment in the Company, the undersigned represents and warrants that he/she qualifies as an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under Act, because (check one):

☐	He/she is an individual whose net worth, or joint net worth with his/her spouse, is greater than $1,000,000; or

☐	He/she is an individual who had income greater than $200,000 in each of the last two years and reasonably expects an income greater than $200,000 for the current year; or

☐	He/she is an individual who had a joint income with his/her spouse greater than $300,000 in each of the last two years and reasonably expects a joint income greater than $300,000 for the current year;

☐	A corporation or partnership with total assets in excess of $5,000,000;

☐	He/she is a director, executive officer or general partner of the Company or a director, executive officer or general partner of a general partner of the Company; or

☐	An entity in which all of the equity owners meet one of the above criteria to be an accredited investor in his or her individual capacity [PLEASE CHECK WHICH CRITERIA THE INDIVIDUAL MEETS].

(g)           List any other information you believe is relevant in showing that you are able to adequately evaluate the risks and merits of this investment:

7.           Miscellaneous.

(a)           All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company at the address set forth on the instructions page hereof and to the undersigned at the address set forth on the signature page hereof.

(b)           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of law principles.

(c)           This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings, representations, warranties or agreements (whether oral or written) and may be amended only by a writing executed by all parties.

(d)           The undersigned acknowledges that the Company may, in its sole and absolute discretion, accept or reject this subscription offer in whole or in part.

8.           Certification.

The undersigned represents to the Company that (i) the information contained herein is complete and accurate on the date hereof and may be relied upon by the Company; and (ii) the undersigned will notify the Company immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send to the Company written confirmation of such change.  The undersigned hereby certifies that he/she has read and understands this Subscription Agreement.

9.           Confidentiality.

The undersigned hereby agrees to keep confidential, any and all information related to the Company or the facts surrounding the investment in the Company for the earlier of a period of one year (1) from the date hereof or until the information is no longer considered confidential by the Company; provided, however, the undersigned may disclose such investment to his or her advisors as necessary for tax or financial planning purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.  SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of________, 2007.

Number of Shares Subscribed for                                                                                     NAME OF PURCHASER
at $0.12 per share.

$
Total Purchase Price                                                                                                           Signature

                                                                                                                                                               _
   Title of Authorized Signatory if Purchaser
   Is a corporation, partnership or other entity

   Signature of Spouse or Co-owner

Accepted by Company:

REGENT’S SECRET, INC.

By:

Name: Lori Nembirkow
Title:   Secretary
Date: _________, 2007